CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



First Investors Cash Management Fund, Inc.
95 Wall Street
New York, New York  10005


We consent to the use in Post-Effective Amendment No. 33 to the Registration Statement on Form N-1A (File Nos. 002-62347 and 811-02860) of our report dated November 3, 2003 relating to the September 30, 2003 financial statements of First Investors Cash Management Fund, Inc., which are included in said Registration Statement.

                                          /s/ Tait, Weller & Baker

                                          TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
JANUARY 28, 2004